                                                                 EXHIBIT d(1)(e)


                                 AMENDMENT NO. 4
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of September 23, 2002, amends the Master Investment Advisory Agreement (the "Agreement"), dated September 11, 2000, between AIM Investment Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to delete a portfolio, AIM Global Infrastructure Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES


NAME OF FUND                                                  EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                                  ------------------------------------

AIM Developing Markets Fund                                               September 1, 2001

AIM Global Biotech Fund                                                   December 31, 2001

AIM Global Energy Fund                                                    September 1, 2001

AIM Global Financial Services Fund                                        September 11, 2000

AIM Global Health Care Fund                                               September 1, 2001

AIM Global Science and Technology Fund                                    September 1, 2001

AIM Strategic Income Fund                                                 September 1, 2001

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                             AIM GLOBAL BIOTECH FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $1 billion.....................................................................................   1.00%
On amounts thereafter................................................................................   0.95%

                           AIM DEVELOPING MARKETS FUND
                             AIM GLOBAL ENERGY FUND
                       AIM GLOBAL FINANCIAL SERVICES FUND
                           AIM GLOBAL HEALTH CARE FUND
                     AIM GLOBAL SCIENCE AND TECHNOLOGY FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $500 million...................................................................................   0.975%
Next $500 million....................................................................................   0.95%
Next $500 million....................................................................................   0.925%
On amounts thereafter................................................................................   0.90%

                            AIM STRATEGIC INCOME FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $500 million...................................................................................   0.725%
Next $500 million....................................................................................   0.70%
Next $500 million....................................................................................   0.675%
On amounts thereafter................................................................................   0.65%"

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                             AIM INVESTMENT FUNDS


Attest: /s/ P. MICHELLE GRACE                By: /s/ ROBERT H. GRAHAM
       --------------------------------         --------------------------------
        Assistant Secretary                      Robert H. Graham
                                                 President


(SEAL)

                                             A I M ADVISORS, INC.


Attest: /s/ P. MICHELLE GRACE                By: /s/ ROBERT H. GRAHAM
       --------------------------------         --------------------------------
        Assistant Secretary                      Robert H. Graham
                                                 President

(SEAL)